UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/23/2010

DAYSTAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34052

DE	84-1390053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2972 Stender Way
Santa Clara CA 95054
(Address of principal executive offices, including zip code)

408 582-7100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On April 23, 2010, DayStar Technologies, Inc. (the "Company") held its adjourned 2009 Annual Meeting of Shareholders. At that meeting, there were a total of 18,332,788 shares voted in person or by proxy.

1) The voting results on Proposal No.1 - Election of Directors:

                                              FOR                         WITHHOLD
Jonathan W. Fitzgerald      8,345,553                476,528
Richard C. Green                  8,359,714                462,367
Peter A. Lacey                     7,898,662                923,419
Magnus Ryde                      8,328,317                493,764
William S. Steckel                8,238,304                583,777
Kang Sun                              8,349,511                472,570

2) The voting results on Proposal No.2 - To Approve the Amendment of the Company's Certificate of Incorporation to Effect a Reverse Stock Split and Maintain the Number of Authorized Shares at 120,000,000: 17,564,151 voted for, 656,068 voted against, and 112,569 abstentions.

3) The voting results on Proposal No.3 - To Approve the Restructuring of Notes between Mr. Peter A. Lacey and the Company: 8,145,393 voted for, 503,608 voted against, and 173,080 abstentions.

4)The voting results of Proposal No.4 - To Ratify the appointment of Hein and Associates, LLP as Auditors for fiscal year ending 2009: 17,990,793 voted for, 122,706 voted against, and 219,289 abstentions.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.       Description

99.1               Press release, "DayStar Technologies Announces Results of the 2009 Annual

                   Meeting," dated April 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: April 29, 2010	By:	/s/ Magnus Ryde
Magnus Ryde
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release, "DayStar Technologies Announces Results of the 2009 Annual Meeting," dated April 26, 2010